UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 17, 2011

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

 (303) 592-8075

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2011, Kodiak Oil & Gas Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), with Credit Suisse Securities (USA) LLC, as the representative for the several underwriters named therein (the “Underwriters”), to issue and sell to the Underwriters an aggregate of 42,000,000 shares of its common stock, no par value (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 6,300,000 shares of Common Stock.  The closing of the transaction is expected to take place on November 23, 2011, subject to satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 8.01. Other Events.

Pricing of Common Stock Offering

On November 18, 2011, the Company announced that it upsized and priced its underwritten public offering of common stock.  The size of the offering was increased from the previously announced 37,500,000 shares of common stock to 42,000,000 shares of common stock at a public offering price of $7.75 per share. The Company also granted the underwriters a 30-day option to purchase up to 6,300,000 additional shares to cover over-allotments, if any.

A copy of the press release relating to the pricing of the Company’s common stock is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Pricing of Notes Offering

On November 18, 2011, the Company announced that it upsized and priced a private offering of $650 million in aggregate principal amount of senior notes (the “Senior Notes”) due 2019 in a private placement to eligible investors. The size of the offering was increased from the previously announced $550 million to $650 million. The Senior Notes bear interest at 8.125% per annum and are being issued at a price of 100% of their face amount.

The Senior Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws.

A copy of the press release relating to the pricing of the Senior Notes is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated November 17, 2011 between the Company and Credit Suisse Securities (USA) LLC, as the representative of several underwriters named therein

5.1	Opinion of Miller Thomson LLP as to the validity of the Common Stock

23.1	Consent of Miller Thomson LLP (included in Exhibit 5.1)

99.1	Press release of Kodiak Oil & Gas Corp. dated November 18, 2011 relating to the pricing of the Company’s common stock offering

99.2	Press release of Kodiak Oil & Gas Corp. dated November 18, 2011 relating to the pricing of the Company’s notes offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson Chief Financial Officer

Date: November 18, 2011

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated November 17, 2011 between the Company and Credit Suisse Securities (USA) LLC, as the representative of several underwriters named therein

5.1	Opinion of Miller Thomson LLP as to the validity of the Common Stock

23.1	Consent of Miller Thomson LLP (included in Exhibit 5.1)

99.1	Press release of Kodiak Oil & Gas Corp. dated November 18, 2011 relating to the pricing of the Company’s common stock offering

99.2	Press release of Kodiak Oil & Gas Corp. dated November 18, 2011 relating to the pricing of the Company’s notes offering